UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2014

VERITEQ CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 CONGRESS PARK DRIVE, SUITE 200 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-846-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Purchase Agreement Effective on August 20, 2014 and 6% Convertible Promissory Note due August 4, 2015

VeriTeQ Corporation (the “Company”) entered into a securities purchase agreement, (the “Securities Agreement’), dated August 4, 2014, which became effective on August 20, 2014, the date of funding. The Securities Agreement was with an accredited investor (the “Investor”). Pursuant to the terms of the Securities Agreement, the Company issued and sold to the Investor a convertible promissory note, bearing interest at 6% per annum in the amount of $127,500, (the “6% Note.”).

The 6% Note matures on August 4, 2015 and may be converted in whole or in part into the Company's common stock, at the option of the holder at a conversion price equal to a 40% discount from the average of the three lowest daily trading prices in the ten trading days prior to the day that the holder requests conversion. Trading price means, as of any date, the lowest trading price on the Over-the-Counter Bulletin Board, or applicable trading market as reported by a reliable reporting service mutually acceptable to the Company and the holder. However, in no event shall the holder be entitled to convert any portion of the 6% Note if such conversion would result in beneficial ownership by the holder and its affiliates of more than 9.99% of the outstanding shares of the Company’s common stock, subject to possible adjustment as provided in the 6% Note.

So long as the Company has not received a notice of conversion from the Holder, then at any time until 90 days following the issue date, the Company shall have the right to prepay the outstanding principal and accrued interest in full with such payment being equal to equal to 135% of the principal and accrued and unpaid interest outstanding.

If, at any time when the 6% Note is outstanding, the Company issues or sells, or is deemed to have issued or sold, any shares of its common stock in connection with a subsequent placement for no consideration or for a consideration per share based on a variable price formula that is more favorable to the investor in such subsequent placement than the then conversion price in effect for the 6% Note on the date of such issuance (or deemed issuance) of such shares of the Company’s common Stock, the conversion price of the 6% Note shall be adjusted to match the more favorable price or formula.

The Investor shall have a right of first refusal on the subsequent sale of any and all outstanding debt owed by the Company that is being sold to a third party as long as any debt owed to the Investor is still outstanding.

The 6% Note contains certain covenants and restrictions, including, among others, that, for so long as the note is outstanding the Company will not incur liens except permitted liens, pay dividends, dispose of certain assets and the Company will maintain its listing on the over-the-counter market. Events of default under the note include, among others, failure to pay principal or interest on the note or comply with certain covenants under the note.

The foregoing descriptions of the Securities Agreement and 6% Note are summaries, and are qualified in their entirety by reference to such documents, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Assignment of Corbin Note Effective August 20, 2014

The Company entered into an assignment agreement, (the “Assignment Agreement’), dated August 4, 2014, with an accredited investor (the “Accredited Investor”), which became effective on August 20, 2014, the date of funding. Pursuant to the terms of the Assignment Agreement, the Accredited Investor purchased from Corbin Properties LLC (“Corbin”) a note pursuant to which the Company owed Corbin $183,500 (the “Corbin Note”).

The Corbin Note now matures on August 4, 2015 and may be converted in whole or in part into the Company's common stock, at the option of the holder at a conversion price equal to a 40% discount from the average of the three lowest daily trading prices in the ten trading days prior to the day that the holder requests conversion. Trading price means, as of any date, the lowest trading price on the Over-the-Counter Bulletin Board, or applicable trading market as reported by a reliable reporting service mutually acceptable to the Company and the Accredited Investor. However, in no event shall the holder be entitled to convert any portion of the Corbin Note if such conversion would result in beneficial ownership by the holder and its affiliates of more than 9.99% of the outstanding shares of the Company’s common stock, subject to possible adjustment as provided in the Corbin Note.

So long as the Company has not received a notice of conversion from the Accredited Investor, then at any time until 90 days following the issue date, the Company shall have the right to prepay the outstanding principal and accrued interest in full with such payment being equal to equal to 135% of the principal and accrued and unpaid interest outstanding.

The Corbin Note contains certain covenants and restrictions, including, among others, that, for so long as the notes are outstanding the Company will not incur liens except permitted liens, pay dividends, dispose of certain assets and the Company will maintain its listing on the over-the-counter market. Events of default under the note include, among others, failure to pay principal or interest on the note or comply with certain covenants under the note.

The foregoing descriptions of the Assignment Agreement and Corbin Note are summaries, and are qualified in their entirety by reference to such documents, which are attached hereto as Exhibit 10.3 and Exhibit 10.4, respectively, and are incorporated herein by reference.

Securities Purchase Agreement Effective August 21, 2014 and Convertible Promissory Note Due May 15, 2015

On August 13, 2014, the Company entered into a securities purchase agreement (the “SPA”) with an accredited investor, which became effective on August 21, 2014, the date of funding. Pursuant to the terms of the SPA, the Company issued and sold to the purchaser a convertible promissory note in the aggregate principal amount of $42.500.

The note, which accrues interest at a rate of 8% per annum, will mature on May 15, 2015. The note provides the Company with several pre-payment options with varying amount due depending upon the timing of the prepayment. The note may be converted in whole or in part into the Company's common stock, at the option of the holder, at any time following 180 days after issuance and until the maturity date, unless the conversion or share issuance under the conversion would cause the holder to beneficially own in excess of 4.99% of the Company’s common stock. The conversion price shall be 61% multiplied by the market price. Market price means the average of the lowest three (3) trading prices for the Company’s common stock during the ten (10) trading day period ending on the latest complete trading day prior to the date of conversion. If and whenever the Company issues or sells, or is deemed to have issued or sold, any shares of common stock for a consideration per share less than a price equal to the conversion price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the conversion price then in effect shall be reduced to an amount equal to the new issuance price.

The note contains certain covenants and restrictions, including, among others, that, for so long as the note is outstanding, the Company will not dispose of certain assets and will maintain its listing on the over-the-counter market. Events of default under the note include, among others, failure to pay principal or interest on the note or comply with certain covenants under the note.

The foregoing descriptions of the SPA and the note are summaries, and are qualified in their entirety by reference to such documents, which are attached hereto as Exhibit 10.5 and Exhibit 10.6, respectively, and are incorporated herein by reference.

Master Convertible Promissory Note dated August 25, 2014

On August 25, 2014, the Effective Date the Company issued a master convertible promissory note (the “Master Note”) to an accredited investor (the “Lender”) in the amount of $115,000, which included an original issue discount, or OID, in the amount of $10,000. The Company netted cash of $92,000 after payment of the Lender’s expenses and a finder’s fee.

Under the terms of the Master Note, the Lender shall have the right, but not the obligation to lend additional funds to the Company in up to four (4) additional tranches, each in the amount of $100,000 (each a “Tranche” or “Subsequent Note”), at any time or from time to time beginning on the Effective Date and ending one year from the date that the entire outstanding balance of the most recently funded promissory note has been repaid (the “Option Expiration Date”). Each Subsequent Note shall have an initial outstanding balance of $110,000, consisting of $100,000 payable in cash and a $10,000 OID. No Subsequent Note shall be considered a valid, binding or enforceable obligation of the Company until the Lender delivers to the Company: (i) the purchase price for the applicable Subsequent Note, and (ii) a copy of the applicable Subsequent Note (with applicable blanks filled in by the Lender) (the “Effective Conditions”). The Master Note and any Subsequent Note shall be interest free for the first 90 days after issuance. If a note is not repaid in 90 days, it will bear a one-time interest charge of 12%. The notes may be prepaid anytime within 90 days of issuance. After 90 days, the note may be prepaid subject to the Lender’s consent and a 125% prepayment premium.

The Master Note and each Subsequent Note shall have its own separate maturity date, which shall be the date that is one year from the date the purchase price is paid for such note. The Master Note and the Subsequent Notes shall be convertible into shares of the Company’s common stock at a conversion price equal to 60% of the average of the three lowest closing bid prices of the Company’s common stock in the twenty trading days immediately preceding the conversion. However, in no event may the Lender own more than 9.99% of the outstanding voting securities of the Company.

The Master Note and each Subsequent Note contain certain covenants, including, among others, that, for so long as the notes are outstanding the Company will maintain its listing on the over-the-counter market. Events of default under the notes include, among others, failure to pay principal or interest on the notes or comply with certain covenants under the notes.

The foregoing descriptions of the Master Note and Subsequent Notes (the Subsequent Notes are included as exhibits to the Master Note), are qualified in their entirety by reference to such document, which is attached hereto as Exhibit 10.7 and is incorporated herein by reference.

8% Convertible Redeemable Note Due August 26, 2015

On August 26, 2014, the Company issued and sold to the purchaser a convertible promissory note in the principal amount of $100,000. The Company has agreed to pay the purchaser’s expenses and fees in connection with the issuance of the note. The note matures on August 26, 2015. The note may be converted in whole or in part into the Company's common stock, at the option of the holder, at any time after issuance and until the maturity date. The conversion price shall be 60% of the lowest three (3) closing prices for the Company’s common stock during the ten (10) trading day period ending on the date of receipt of the conversion notice.

During the first 180 days that the note is in effect, the Company may redeem the note by paying to the holder an amount equal to 150% of the face amount plus any accrued interest. The note may not be prepaid after the 180th day. Interest on any unpaid principal balance of the note shall be paid at the rate of 8% per annum. Interest on the note shall be paid by the Company in shares of its common stock, referred to as Interest Shares. The holder may, at any time after the note has been outstanding for 180 days, send in a notice of conversion to the Company for Interest Shares based on the formula provided above for principal conversions.

Events of default under the note include, among others, failure to pay principal or interest on the note, to maintain the Company’s listing on the over-the-counter market, among others.

The foregoing description of the note is a summary and is qualified in its entirety by reference to such document, which is attached hereto as Exhibit 10.8 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated by reference. Each of the notes issued by the Company as described in Item 1.01 were offered and sold to accredited investors pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit Number	Description
	10.1	Securities Purchase Agreement dated August 4, 2014 and effective on August 20, 2014

	10.2	6% Convertible Promissory Note due August 4, 2015

	10.3	Assignment Agreement dated August 4, 2014 and effective on August 20, 2014

	10.4	Corbin Note, due August 4, 2015

	10.5	Securities Purchase Agreement dated August 13, 2014 and effective August 21, 2014

	10.6	8% Convertible Promissory Note, due May 15, 2015

	10.7	Master Convertible Promissory Note dated August 25, 2015

	10.8	8% Convertible Redeemable Note due August 26, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VeriTeQ Corporation

Date: August 26, 2014	/s/ Michael E. Krawitz
Michael E. Krawitz
Chief Legal and Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Securities Purchase Agreement dated August 4, 2014 and effective on August 20, 2014

10.2	6% Convertible Promissory Note due August 4, 2015

10.3	Assignment Agreement dated August 4, 2014 and effective August 20, 2014

10.4	Corbin Note, due August 4, 2015

10.5	Securities Purchase Agreement dated August 13, 2014 and effective August 21, 2014

10.6	8% Convertible Promissory Note, due May 15, 2015

10.7	Master Convertible Promissory Note dated August 25, 2015

10.8	8% Convertible Redeemable Note due August 26, 2015